UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2023

Red Cat Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-40202 (Commission File Number)	88-0490034 (I.R.S. Employer Identification No.)

15 Ave. Munoz Rivera Ste 2200 San Juan, PR (Address of principal executive offices)	00901 (Zip Code)

Registrant’s telephone number, including area code: (833) 373-3228

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	RCAT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

On November 6, 2023, we conducted our annual shareholder meeting. The items addressed at the meeting included election of directors, confirmation of the appointment of our independent auditor, and an increase in the number of shares authorized for issuance under our 2019 Equity Incentive Plan. A total of 39,615,257 shares were voted at the meeting, representing approximately 71.19% of the shares outstanding and entitled to vote.

Our shareholders elected existing directors Jeffrey Thompson, Joseph Freedman, Nicholas Liuzza, Jr., and Christopher Moe to each serve for an additional one-year term. The shareholder votes for each of the director candidates were as follows:

Director Candidate	Votes For	Votes Withheld	Broker Non-votes
Jeffrey Thompson	22,377,299	5,274,189	11,963,769
Joseph Freedman	22,149,118	5,491,732	11,974,407
Nicholas Liuzza, Jr.	27,129,122	522,366	11,963,769
Christopher Moe	22,262,989	5,388,499	11,963,769

The second proposal considered by shareholders -- ratification of the appointment of BF Borgers, CPA, PC as the company’s audit firm and independent registered public accounting firm – was approved by a vote of 38,567,507 in favor, 685,186 against, 362,564 abstaining, and 0 broker non-votes.

The third proposal considered by shareholders – approval of an amendment to our 2019 Equity Incentive Plan to increase in the number of shares authorized for issuance under the Plan from 8,750,000 shares to 11,750,000 shares – was approved by a vote of 26,202,747 in favor, 1,360,161 against, 88,642 abstaining, and 11,963,707 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED CAT HOLDINGS, INC.

Dated: November 7, 2023	By:	/s/ Jeffrey Thompson
Name: Jeffrey Thompson
Title: Chief Executive Officer